Exhibit 10.3


                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT ("Agreement"), effective as of July 1, 1997 ("Effective Date"), is by and between SEAGULL ENERGY CORPORATION, a Texas corporation ("Seagull"), and ROBERT F. VAGT, an individual who resides in Davidson, North Carolina ("Vagt").


                              W I T N E S S E T H :

     WHEREAS, Vagt separated from employment with Seagull on June 30, 1997; and

     WHEREAS, Seagull desires Vagt to perform certain professional services after the termination of his employment with Seagull and Vagt is qualified by experience and training and desires to perform such services for Seagull;

     NOW THEREFORE, the parties, in consideration of the mutual promises, covenants and obligations contained herein, do hereby agree as follows:

     1. During the term of this Agreement, Vagt shall serve as a consultant to the management of Seagull with respect to such areas as requested by the management of Seagull, including the prosecution, defense, or other resolution of any litigation, now pending or future. Further, during the term of this Agreement, Vagt shall continue to serve as a director of Seagull and Texneft Inc. ("Texneft"). It is understood that Vagt will be serving as President of Davidson College during the term of this Agreement and, in using the services of Vagt hereunder, Seagull will exercise due regard for other commitments of Vagt. Vagt shall faithfully render his best efforts and professional judgment in performance of these services consistent with good consulting practice and to the promotion, advancement and successful conduct of the business of Seagull. In providing such consultation, Vagt shall provide Seagull with such of his ideas, assessments, and evaluations as Seagull may deem necessary. Vagt agrees to be available for such meetings as Seagull deems necessary for proper communication of his consultation.

     2. In consideration for the services to be rendered pursuant to this Agreement, Seagull agrees to the following:

     (a) During the term of this Agreement,  Seagull shall pay Vagt on the first
day  of  each  calendar  quarter  (or  as  soon  as  administratively   feasible
thereafter), a fee to be determined based upon the following schedule:

             Quarter Beginning         Quarterly Fee

             July 1, 1997                $50,000
             October 1, 1997             $50,000
             January 1, 1998             $25,000
             April 1, 1998               $25,000
             July 1, 1998                $25,000
             October 1, 1998             $25,000
             January 1, 1999             $25,000
             April 1, 1999               $25,000

     (b) The Nonstatutory Stock Option Agreement dated July 9, 1992, between Global Natural Resources Inc. and Vagt shall be amended pursuant to the amendment attached hereto as Exhibit A to provide that the option granted thereunder shall be fully exercisable until June 30, 1999.

     (c) The Nonstatutory Stock Option Agreement dated January 23, 1997, between Seagull and Vagt shall be amended pursuant to the amendment attached hereto as Exhibit A to provide that the option granted thereunder shall be fully exercisable until June 30, 1999.

     Vagt acknowledges and hereby agrees that the compensation payable pursuant to this Paragraph is for all services rendered pursuant to this Agreement and that he shall receive no separate fees with respect to his services as a director of Seagull and Texneft. Vagt further acknowledges and hereby agrees that the compensation payable pursuant to this Paragraph is in lieu of his participation in the Seagull 1997 Executive Incentive Plan.

     3. Seagull agrees to retain the services of Vagt for a term of two years beginning on the Effective Date of this Agreement; provided, however, that the parties hereto may terminate Vagt's services prior to the end of such term pursuant to Paragraphs (a) or (b) below.

     (a) Seagull shall have the right to terminate Vagt's services under this Agreement at any time for any of the following reasons:

     (i) Upon Vagt's death;

     (ii) Upon Vagt's becoming disabled as such term is defined under Seagull's long-term disability plan;

     (iii)For cause, which for purposes of this Agreement shall mean a finding by the Board of Directors of Seagull of Vagt's gross negligence or wilful misconduct in the rendering of services required of him pursuant to this Agreement or Vagt's final conviction of a felony or of a misdemeanor involving moral turpitude;

     (iv) For  Vagt's  material  breach  of  any  material   provision  of  this
          Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Vagt by Seagull; or

     (v) For any other reason whatsoever in the sole discretion of the Board of Directors of Seagull.

     (b) Vagt shall have the right to terminate his services under this Agreement at any time for any of the following reasons:

     (i) For Seagull's material breach of any material provision of this Agreement, which, if correctable, remains uncorrected for 30 days following written notice of such breach to Seagull by Vagt; or

     (ii) For any other reason whatsoever in the sole discretion of Vagt.

     (c) If Seagull or Vagt desires to terminate Vagt's services hereunder at any time prior to the expiration of the term of this Agreement, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Vagt's services hereunder and stating the effective date and reason for such termination; provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder.

     (d) In the event that Vagt's services are terminated by Seagull as provided in (a) above prior to the expiration of the term of this Agreement, then, upon such termination, the compensation payable pursuant to Paragraph 2(a) shall terminate contemporaneously with the termination of such services, except that if such termination shall be pursuant to (a)(i), (a)(ii) or (a)(v), such compensation shall continue for the balance of the term of this Agreement.

     (e) In the event that Vagt's services are terminated by Vagt as provided in
(b) above prior to the expiration of the term of this Agreement, then, upon such termination, the compensation payable pursuant to Paragraph 2(a) shall terminate contemporaneously with the termination of such services, except that if such termination shall be pursuant to (b)(i), such compensation shall continue for the balance of the term of this Agreement.

     4. All reasonable out-of-pocket expenses incurred by Vagt in the performance of his services hereunder and properly accounted for shall be borne by Seagull. If not paid directly by Seagull, Vagt shall be reimbursed by Seagull for the cost of such expenses.

     5. Vagt acknowledges that Seagull's business is highly competitive and that Seagull's methods, strategies, books, records, and documents, Seagull's technical information concerning its products, equipment, services, and processes, procurement procedures and pricing techniques, and the names of and other information (such as credit and financial data) concerning Seagull's customers, business affiliates, affairs, and operations all comprise confidential business information and/or trade secrets ("Confidential Information") of Seagull which are valuable, special, and unique assets of Seagull which Seagull uses in its business to obtain a competitive advantage over its competitors which do not know or use this information. Vagt further acknowledges that protection of Seagull's Confidential Information against unauthorized disclosure and use is of critical importance to Seagull in maintaining its competitive position. Accordingly, Vagt hereby agrees that, notwithstanding any other provisions of this Agreement other than those contained in the following sentences, he will not at any time during the term of this Agreement make any unauthorized disclosure of any Confidential Information of Seagull or make any unauthorized use thereof. However, Vagt's obligations under this paragraph shall not extend to:

     (a) Information which is or becomes a part of the public domain or is available to the public by publication or otherwise without disclosure by Vagt;

     (b) Information which was within Vagt's knowledge or in his possession prior to his initial employment by Seagull;

     (c) Information which, either prior or subsequent to Seagull's disclosure to Vagt, was disclosed to Vagt, without an obligation of confidentiality, by a third party who did not acquire such information, directly or indirectly from Vagt, Seagull, or from any third party who is under an obligation of confidentiality; or

     (d) Any disclosure of Confidential Information by Vagt which is required by law, including deposition or trial testimony by Vagt pursuant to subpoena. If Vagt is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Vagt will promptly notify Seagull of such request or requirements so that Seagull may seek an appropriate protective order or waive compliance with the provisions of this Agreement.

     Vagt acknowledges and agrees that money damages would not be sufficient remedy for any breach of this Paragraph concerning Confidential Information by Vagt, and Seagull shall be entitled to seek specific performance and injunctive relief as remedies for such breach or threatened breach, as well as reasonable and necessary attorneys' fees, experts' fees, and costs incurred in the connection with such breach or threatened breach. Such remedies shall not be deemed the exclusive remedies for such a breach by Vagt but shall be in addition to all remedies available at law or in equity to Seagull, including the recovery of damages from Vagt. For purposes of this Paragraph, Seagull shall be construed to include any parent, subsidiary, or other affiliate of Seagull.

     6. Seagull shall, without further remuneration to Vagt, own, be entitled to possession of, and have the right to use, publish, and disclose any results, reports, product, or data developed by Vagt during the course of his services hereunder, but identification of Vagt with such results, reports, or data shall not be made without Vagt's express consent.

     7. As part of the consideration for the compensation to be paid to Vagt pursuant to Paragraph 2 hereunder; to protect the trade secrets and confidential information of Seagull and its affiliates that have been and will in the future be disclosed or entrusted to Vagt, the business good will of Seagull and its affiliates that has been and will in the future be developed in Vagt, or the business opportunities that have been and will in the future be disclosed or entrusted to Vagt by Seagull and its affiliates; and as an additional incentive for Seagull to enter into this Agreement, Seagull and Vagt agree to the noncompetition obligations hereunder. Vagt shall not, directly or indirectly for Vagt or for others, in any geographic area or market where Seagull or any of its affiliates are conducting any business as of the Effective Date or have during the previous twelve months conducted such business:

     (a) engage in any business competitive with the business conducted by Seagull;

     (b) except as required in his capacity as a director of Monterey Resources, Inc., render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Seagull with respect to such competitive business; or

     (c) induce any employee of Seagull or any of its affiliates to terminate his or her employment with Seagull or such affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Seagull.

     These noncompetition obligations shall apply during the term of this Agreement regardless of the termination of Vagt's services hereunder prior to the end of such term. Vagt understands that the restrictions set forth in this Paragraph may limit Vagt's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Vagt will receive sufficiently high remuneration under this Agreement to justify such restriction. Vagt acknowledges that money damages would not be sufficient remedy for any breach of this Paragraph by Vagt, and Seagull shall be entitled to enforce the provisions of this Paragraph by terminating any payments then owing to Vagt under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Paragraph, but shall be in addition to all remedies available at law or in equity to Seagull, including without limitation, the recovery of damages from Vagt and Vagt's agents involved in such breach and remedies available to Seagull pursuant to other agreements with Vagt. It is expressly understood and agreed that Seagull and Vagt consider the restrictions contained in this Paragraph to be reasonable and necessary to protect the proprietary information of Seagull. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

     8. As part of the consideration for the compensation to be paid to Vagt pursuant to Paragraph 2 and as an additional incentive for Seagull to enter into this Agreement, Vagt hereby agrees to execute a release, in the form established by Seagull, releasing Seagull, its shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Vagt's employment with Seagull or his separation therefrom.

     9. Vagt is engaged by Seagull only for the purposes and to the extent set forth in this Agreement, and his relationship to Seagull hereunder is that of an independent contractor. Nothing in this Agreement is intended to create an employer/employee relationship between Seagull and Vagt or to allow Seagull to exercise control or direction over the manner or method by which Vagt performs the services which are the subject matter of this Agreement. Vagt shall be responsible for payment of all income, self-employment, or other taxes attributable to all compensation paid hereunder by Seagull to Vagt, and Vagt agrees to hold Seagull harmless for withholding or payment of such taxes.

     10. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States, registered or certified mail, return receipt requested, postage prepaid, if addressed as follows:

         If to Seagull, to:                  Seagull Energy Corporation
                                             1700 First City Tower
                                             1001 Fannin
                                             Houston, Texas  77002
                                             Attention: Chairman of the Board

         If to Vagt, to:                     Mr. Robert F. Vagt
                                             Davidson College
                                             410 N. Main Street
                                             Davidson, North Carolina 28036

or such other addresses as either party may furnish to the other in writing, in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     11. This Agreement is entered into under and shall be governed for all purposes by the laws of the State of Texas.

     12. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     13. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

     14. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     15. This Agreement and the rights and obligations of the parties hereunder are personal, and neither this Agreement nor any right, benefit, or obligation of either party hereto shall be subject to voluntary or involuntary assignment, alienation, or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

     16. This Agreement represents the entire agreement between the parties hereto with respect to the matters covered herein and may not be changed, altered, or modified in any respect except by an instrument in writing signed by both the parties hereto.

     IN WITNESS WHEREOF, Seagull has caused this Agreement to be duly executed by one of its officers thereunto duly authorized and Vagt has executed this Agreement, effective as of the day and year first above written. SEAGULL ENERGY CORPORATION

                                       By:_____________________________________



                                          _____________________________________
                                            ROBERT F. VAGT

                                  AMENDMENT TO
                      NONSTATUTORY STOCK OPTION AGREEMENTS



     WHEREAS, SEAGULL ENERGY CORPORATION ("Seagull") has previously adopted the SEAGULL ENERGY CORPORATION 1995 OMNIBUS STOCK PLAN (the "1995 Plan") and, pursuant to the Agreement and Plan of Merger by and among Seagull Energy Corporation, GNR Merger Corporation and Global Natural Resources Inc. dated as of July 22, 1996 (the "Merger Agreement"), has assumed the GLOBAL NATURAL RESOURCES INC. 1992 STOCK OPTION PLAN (the "1992 Plan"); and

     WHEREAS, on July 9, 1992, ROBERT F. VAGT ("Vagt") was granted a nonstatutory stock option to purchase 450,000 shares of the common stock of GLOBAL NATURAL RESOURCES INC. under the 1992 Plan, which option was converted into an option to purchase 396,000 shares of the common stock of Seagull pursuant to the Merger Agreement, and which option is currently outstanding under the 1992 Plan and is evidenced by a Nonstatutory Stock Option Agreement (the "1992 Agreement"); and

     WHEREAS, on January 23, 1997, Vagt was granted a nonstatutory stock option to purchase 20,000 shares of the common stock of Seagull under the 1995 Plan, which option is currently outstanding under the 1995 Plan and is evidenced by a Nonstatutory Stock Option Agreement (the "1997 Agreement"); and

     WHEREAS, in conjunction with, and as part of the consideration for, a consulting agreement by and between Seagull and Vagt for consulting services to be provided during the period beginning on July 1, 1997 and ending on June 30, 1999, Seagull desires to amend the 1992 Agreement and the 1997 Agreement (jointly, the "Agreements") in certain respects;

     NOW, THEREFORE, the Agreements shall be amended as follows, effective as of June 30, 1997:

     1. The option outstanding under the 1992 Agreement shall be exercisable in full by Vagt, his estate or the person who acquires such option by will or the laws of descent and distribution, at any time on or before June 30, 1999.

     2. The vesting schedule contained in the 1997 Agreement shall be waived and the option outstanding under such Agreement shall be exercisable in full by Vagt, his estate or the person who acquires such option by will or the laws of descent and distribution, at any time on or before June 30, 1999.

     3. As amended hereby, the Agreements are specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed by one of its officers thereunto duly authorized, and Vagt has executed this amendment, effective as of June 30, 1997.

                                           SEAGULL ENERGY CORPORATION



                                           By:_________________________________


                                              _________________________________
                                               ROBERT F. VAGT